                                                                    EXHIBIT 10.2

9/9/2003

                              BAR HARBOR BANKSHARES
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                              As adopted
                                              effective as of January 1, 2003

                              BAR HARBOR BANKSHARES
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                Table of Contents

ARTICLE 1    DESIGNATION AND PURPOSE

             1.1      Designation
             1.2      Purpose
             1.3      Effective Date

ARTICLE 2    DEFINITIONS

ARTICLE 3    ELIGIBILITY

             3.1      Eligibility to Participate
             3.2      Duration of Participation

ARTICLE 4    RETIREMENT BENEFITS

             4.1      Normal Retirement Benefit
             4.2      Early Retirement Benefit
             4.3      Disability Retirement Benefit
             4.4      Vested Deferred Benefit
             4.5      Alternative Lump Sum Form of Benefit Payment

ARTICLE 5    DEATH BENEFIT

             5.1      Death Before Benefit Commencement
             5.2      Death After Benefit Commencement
             5.3      No Other Death Benefits

ARTICLE 6    UNFORESEEABLE FINANCIAL EMERGENCY

             6.1      Withdrawal for Unforeseeable Financial Emergency

ARTICLE 7    OTHER PLAN PROVISIONS

             7.1      Funding
             7.2      Consent to Insurance Procedures
             7.3      Benefits Not Assignable
             7.4      Beneficiaries

ARTICLE 8    SUSPENSION AND TERMINATION OF BENEFIT PAYMENTS

             8.1      Suspension of Benefit Payments
             8.2      Termination of Benefit Payments

ARTICLE 9    ADMINISTRATION

             9.1      Plan Administrator
             9.2      Powers of Plan Administrator
             9.3      Annual Statements
             9.4      Facility of Payment
             9.5      Address of Payee Unknown
             9.6      Reliance on Professionals
             9.7      Payment of Expenses

ARTICLE 10   BENEFIT CLAIMS PROCEDURE

             10.1     Claims for Benefits
             10.2     Request for Review of Denial
             10.3     Decision on Review of Denial
             10.4     Arbitration

ARTICLE 11   AMENDMENT

             11.1     Right to Amend

ARTICLE 12   MISCELLANEOUS

             12.1     Titles are for Reference Only
             12.2     Construction
             12.3     Successors
             12.4     No Contract
             12.5     Beneficiaries' Rights
             12.6     Gender and Number

ANNEX A      Schedule of Benefits

                              BAR HARBOR BANKSHARES
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         Pursuant to a resolution of its board of directors, Bar Harbor Bankshares, a Maine corporation, has adopted this supplemental executive retirement plan.

                                    ARTICLE 1
                             DESIGNATION AND PURPOSE

         1.1 Designation. The Plan is designated the "Bar Harbor Bankshares Supplemental Executive Retirement Plan".

         1.2 Purpose. The purpose of the Plan is to provide certain eligible employees of Bar Harbor Bankshares and its affiliated companies with retirement income pursuant to an unfunded, deferred compensation arrangement maintained solely for a select group of management or highly compensated employees.

         1.3      Effective Date. The effective date of this Plan is January 1,
2003.

                                    ARTICLE 2
                                   DEFINITIONS

         When used herein, each of the words and phrases defined hereinafter shall have the following meaning unless a different meaning is clearly required by the context of the Plan.

         2.1 "Accrued Benefit" shall mean the monthly retirement benefit which a Participant is entitled to receive under the Plan if the payment of his or her benefit commences prior to his or her Normal Retirement Date, as set forth in Section A.3 of Annex A.

         2.2 "Beneficiary" shall mean the person or persons named by the Participant as his or her beneficiary pursuant to the provisions of Section 7.4.

         2.3 "Cause" shall be deemed to exist only in the event the Participant is convicted by a court of competent jurisdiction of a felony involving dishonesty or fraud on the part of the Participant in his or her relationship with the Company.

         2.4 "Change in Control" shall mean the occurrence of any one of the following events:

                  (a) Any person, including a group (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becomes the beneficial owner (as determined pursuant to Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Principal Company representing more than fifty percent (50%) of the combined voting power of the Principal Company's then outstanding securities, other than as a result of an issuance of securities initiated by the Principal Company in the ordinary course of its business; or

                  (b) The Principal Company is party to a Business Combination (as hereinafter defined) unless, following consummation of the Business Combination, more than fifty percent (50%) of the outstanding voting securities of the resulting entity are beneficially owned, directly or indirectly, by the holders of the Principal Company's outstanding voting securities immediately prior to the Business Combination in substantially the same proportions as those existing immediately prior to the Business Combination; or

                  (c) The stockholders of the Principal Company approve a plan of complete liquidation of the Principal Company or an agreement for the sale or disposition by the Principal Company of all or substantially all of the Principal Company's assets to another person or entity which is not a wholly-owned subsidiary of the Principal Company.

         For purposes of this Section 2.4, a Business Combination means any cash tender or exchange offer, merger or other business combination, sale of stock, or sale of all or substantially all of the assets, or any combination of the foregoing transactions.

         No internal reorganization of the board of directors of the Principal Company or any affiliate's board membership will be deemed to be a Change in Control for purposes of this Section 2.4

         2.5 "Code" shall mean the Internal Revenue Code of 1986, as amended.

         2.6 "Company" shall mean the Principal Company and any other corporation or other entity which has assumed the obligations of the Plan with respect to its employees with the consent of the Principal Company, and any successor thereof.

         2.7 "Disabled Participant" shall mean a Participant who incurs a permanent and total disability (as defined in the Company's long term disability insurance plan) while employed by the Company, and who is receiving a disability income under the Company's long term disability insurance plan that was awarded as a result of such permanent and total disability. Such disability shall be deemed to exist only if an application for benefits is filed with the administrator of the Company's long term disability insurance plan by or on behalf of such individual in the manner described in such long term disability insurance plan.

         2.8 "Disability Retirement Date" shall mean the first day of the month coinciding with or next following the date on which the Plan Administrator determines that a Participant is a Disabled Participant.

         2.9 "Early Retirement Date" shall mean the first day of the month coinciding with or next following the date on which a Participant reaches age 50.

         2.10 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         2.11 "Good Reason" shall mean, unless the Participant consents to such action, a reduction in the Participant's compensation that does not apply generally to all senior executive officers of the Company, a material reduction in the duties of the Participant, or a change in the principal worksite of the Participant to a location that is more than fifty (50) miles from Bar Harbor, Maine.

         2.12 "Normal Retirement Benefit" shall mean the monthly retirement benefit which a Participant is entitled to receive if the payment of his or her benefit commences on or after his or her Normal Retirement Date, as set forth in Section A.2 of Annex A.

         2.13 "Normal Retirement Date" shall mean the first day of the month coinciding with or next following the date on which a Participant reaches the age set forth in Section A.1 of Annex A.

         2.14     "Participant" shall mean an individual who is designated in
Article 3 of the Plan as being eligible to participate in the Plan.

         2.15 "Plan" shall mean the Bar Harbor Bankshares Supplemental Executive Retirement Plan as of its original effective date, including any amendments thereto.

         2.16 "Plan Administrator" shall mean the person, persons or entity designated by the board of directors of the Principal Company in accordance with
Article 9. The Plan Administrator shall be a named fiduciary with respect to the Plan.

         2.17 "Plan Year" shall mean the 12-month period ending on December 31 of each year.

         2.18 "Present Value" shall mean the lump sum present value of a benefit which a Participant or Beneficiary is entitled to receive under the Plan, determined as of a particular date and calculated using a six percent (6%) rate of interest.

         2.19     "Principal Company" shall mean Bar Harbor Bankshares.

         2.20 "Retirement Benefit" shall mean a Normal Retirement Benefit, an Early Retirement Benefit, a Disability Retirement Benefit or a Vested Deferred Benefit, each as defined in Article 4.

         2.21 "Unforeseeable Financial Emergency" shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant and that would result in severe financial hardship to the Participant due to (a) a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, (b) a loss of the Participant's property due to casualty, or (c) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Plan Administrator.

                                    ARTICLE 3
                                   ELIGIBILITY

         3.1 Eligibility to Participate. The following individuals shall be Participants in the Plan:

                                    Joseph M. Murphy
                                    Dean S. Read
                                    Gerald Shencavitz

Notwithstanding the foregoing, however, an individual shall not be a Participant in the Plan unless the individual is a member of a select group of management or highly compensated employees within the meaning of Sections 201, 301 and 401 of ERISA.

         3.2      Duration of Participation. Each individual named in Section
3.1 shall remain a Participant in the Plan for as long as he or she is entitled to any benefits under the Plan.

                                    ARTICLE 4
                               RETIREMENT BENEFITS

         4.1 Normal Retirement Benefit. A Normal Retirement Benefit shall be payable to an eligible Participant who retires on or after his or her Normal Retirement Date (as set forth in Section A.1 of Annex A) in an amount equal to his or her Normal Retirement Benefit (as set forth in Section A.2 of Annex A). The Normal Retirement Benefit shall commence on the first scheduled pay date of the month coinciding with or next following the date on which the Participant retires, and shall be paid for a period of two hundred forty (240) months certain.

         4.2 Early Retirement Benefit. An Early Retirement Benefit shall be payable to an eligible Participant who retires on or after his or her Early Retirement Date and prior to his or her Normal Retirement Date in an amount equal to his or her Accrued Benefit (as set forth in Section A.3 of Annex A). The Early Retirement Benefit shall commence on the first scheduled pay date of the month coinciding with or next following the date on which the Participant retires, and shall be paid for a period of two hundred forty (240) months certain.

         Notwithstanding the above, if an eligible Participant terminates employment on or after his or her Early Retirement Date and prior to his or her Normal Retirement Date and within three years after a Change in Control, and if the eligible Participant terminates employment for Good Reason or is terminated without Cause, then the amount of his or her Early Retirement Benefit shall be equal to his or her Normal Retirement Benefit.

         4.3 Disability Retirement Benefit. A Disability Retirement Benefit shall be payable to an eligible Participant who becomes a Disabled Participant prior to his or her Normal Retirement Date and who is employed by the Company at the time he or she becomes a Disabled Participant. The amount of the Disability Retirement Benefit shall be equal to his or her Accrued Benefit (as set forth in Section A.3 of Annex A). The Disability Retirement Benefit shall commence on the first scheduled pay date coinciding with or next following the Participant's Disability Retirement Date, and shall be paid for a period of two hundred forty
(240) months certain.

         Notwithstanding the above, if an eligible Participant becomes a Disabled Participant prior to his or her Normal Retirement Date, while employed by the Company, and within three years after a Change in Control, then the amount of his or her Disability Retirement Benefit shall be equal to his or her Normal Retirement Benefit.

         If an eligible Participant ceases to be a Disabled Participant, the Participant's Disability Retirement Benefit shall cease. Thereafter, if the Participant subsequently becomes eligible to receive a Normal Retirement Benefit, an Early Retirement Benefit or a Vested Deferred Benefit, then the number of months during which such Normal Retirement Benefit, Early Retirement Benefit or Vested Deferred Benefit is payable shall be reduced so that the Present Value of such adjusted Normal Retirement Benefit, Early Retirement Benefit or Vested Deferred Benefit shall equal the excess of: (a) the Present Value of the unadjusted Normal Retirement Benefit, Early Retirement Benefit or Vested Deferred Benefit, over (b) the Present Value of the amount previously received by the Participant as a Disability Retirement Benefit.

         4.4 Vested Deferred Benefit. A Vested Deferred Benefit shall be payable to an eligible Participant who terminates employment prior to his or her Early Retirement Date in an amount equal to his or her Accrued Benefit (as set forth in Section A.3 of Annex A). The Vested Deferred Benefit shall commence on the first scheduled pay date coinciding with or next following the Participant's Early Retirement Date, and shall be paid for a period of two hundred forty (240) months certain.

         Notwithstanding the above, if an eligible Participant terminates employment prior to his or her Early Retirement Date and within three years after a Change in Control, and if the eligible Participant terminates employment for Good Reason or is terminated without Cause, then the amount of his or her Vested Deferred Benefit shall be equal to his or her Normal Retirement Benefit.

         4.5      Alternative Lump Sum Form of Benefit Payment.

         Notwithstanding any provisions of this Article 4 to the contrary, a Participant who has not yet become eligible to receive a Retirement Benefit may elect not to have his or her Retirement Benefit paid for a period of two hundred forty (240) months certain, but may elect to have his or her Retirement Benefit paid instead in a single lump sum payment equal to the Present Value of his or her Retirement Benefit. A Participant may make such an election by submitting an election form to the Plan Administrator. Any such election shall be subject to the acceptance and approval of the Plan Administrator in its sole discretion. In addition, any such election shall not be effective if the Participant's Retirement Benefit commences prior to the first anniversary of the date on which the election is received by the Plan Administrator. That election which has become effective and which was most recently accepted by the Plan Administrator shall govern the form of payment of the Participant's Retirement Benefit.

                                    ARTICLE 5
                                  DEATH BENEFIT

         5.1 Death Before Benefit Commencement. A Death Benefit shall be payable to the Beneficiary of an eligible Participant who dies while employed by the Company prior to the commencement of his or her Retirement Benefit. The amount of the Death Benefit shall be equal to the Participant's Normal Retirement Benefit (as set forth in Section A.2 of Annex A); provided, however, that if the Company obtained a life insurance policy on the life of the Participant prior to his or her death but the Company is unable to obtain the death benefit under the life insurance policy for any reason, then the amount of the Death Benefit payable to the Participant's Beneficiary shall be equal to the Participant's Accrued Benefit (as set forth in Section A.3 of Annex A) as of the date of his or her death. The Death Benefit shall commence as of the first scheduled pay date of the month following the Participant's death and shall be paid for a period of two hundred forty (240) months certain.

         5.2 Death After Benefit Commencement. A Death Benefit shall be payable to the Beneficiary of an eligible Participant who dies after commencing to receive his or her Retirement Benefit in a form other than a single lump sum payment. The amount of the Death Benefit shall be at the same level as the monthly Retirement Benefit paid to the Participant during his or her lifetime. The Death Benefit shall commence as of the first scheduled pay date of the month following the Participant's death and shall be paid for a period equal to the remainder of the two hundred forty (240) months certain.

         5.3      No Other Death Benefits. Except as provided in Section 5.1 and
Section 5.2, there shall be no death benefits payable under the Plan.

                                    ARTICLE 6
                        UNFORESEEABLE FINANCIAL EMERGENCY

         6.1 Withdrawal for Unforeseeable Financial Emergency. If the Participant experiences an Unforeseeable Financial Emergency, the Participant may request a withdrawal of all or a portion of his or her Retirement Benefit. However, in no event may a Participant receive such a withdrawal to the extent that the Unforeseeable Financial Emergency can be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant's assets (to the extent such liquidation would not itself cause a severe financial hardship).

         The amount of a withdrawal due to an Unforeseeable Financial Emergency shall not exceed the lesser of the Present Value of the Participant's Retirement Benefit or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency. If, subject to the sole discretion of the Plan Administrator, the Participant's request for a withdrawal is approved, the withdrawal shall be made within sixty (60) days after the date of such approval.

         If: (a) a Participant receives a withdrawal due to an Unforeseeable Financial Emergency, and (b) the Participant subsequently becomes eligible to receive a Retirement Benefit (or the Participant's Beneficiary subsequently become eligible to receive a Death Benefit), then the number of months during which such Retirement Benefit (or Death Benefit) is payable shall be reduced so that the Present Value of such adjusted Retirement Benefit (or Death Benefit) shall equal the excess of: (a) the Present Value of the unadjusted Retirement Benefit (or Death Benefit), over (b) the Present Value of the amount of the withdrawal which the Participant previously received due to an Unforeseeable Financial Emergency.

                                    ARTICLE 7
                              OTHER PLAN PROVISIONS

         7.1      Funding.

         (a) It is the intention of the Company, the Participants, their Beneficiaries, and each other party to the Plan that the arrangements hereunder be unfunded for tax purposes and for purposes of Title I of ERISA. The rights of Participants and their Beneficiaries shall be solely those of a general unsecured creditor of the Company. The Plan constitutes a mere promise by the Company to make benefit payments in the future.

         (b) Prior to the occurrence of a Change in Control, the Company shall not have any obligation to set aside assets to provide the benefits payable under the Plan. However, if the Company determines, prior to a Change in Control, that assets should be set aside to provide the benefits payable under the Plan, it may utilize, singly or in combination, any method which it may deem appropriate, including, but not limited to, a grantor trust or life insurance contracts. Moreover, the terms of any grantor trust which may be created by the Company to assist the Company in meeting its obligations under the Plan shall conform with the language of the model trust agreement set forth in Revenue Procedure 92-64 issued by the Internal Revenue Service (or any successor thereto) relating to trusts established in connection with unfunded deferred compensation arrangements (or, if such trusts are no longer available for use in connection with unfunded deferred compensation arrangements, any other instrument which is designed to provide a similar level of security and to have the same tax results as such trust).

         Upon the occurrence of a Change in Control, the Company shall (unless the Company's liabilities under the Plan have been fully discharged) adopt and fully fund a grantor trust, the terms of which shall conform with the language of the model trust agreement set forth in Revenue Procedure 92-64 issued by the Internal Revenue Service (or any successor thereto).

         (c) The Plan Administrator may direct that payments be made before they would otherwise be due if, based on a change in the Federal tax or revenue laws, a published ruling or similar announcement issued by the Internal Revenue Service, a regulation issued by the Secretary of the Treasury, a decision by a court of competent jurisdiction involving a Participant or his or her Beneficiary or a closing agreement made under Section 7121 of the Code that is approved by the Internal Revenue Service and involved a Participant or his or her Beneficiary, the Plan Administrator determines that a Participant or his or her Beneficiary has or will recognize income for Federal income tax purposes with respect to amounts that are or will be payable under the Plan before they are to be paid. Amounts so paid shall then be used as an offset to the benefits, if any, thereafter payable hereunder.

         7.2 Consent to Insurance Procedures. In order to be eligible for benefits hereunder, a Participant must agree that the Company may from time to time apply for and take out in its own name and at its own expense such life, health, accident or other insurance upon the Participant as the Company may deem necessary or advisable to protect its interests hereunder. The Participant must also agree to submit to any medical or other examination necessary for such purpose and to assist and cooperate with the Company in procuring such insurance. The Participant and his or her Beneficiary must also agree that they shall have no right, title or interest in and to such insurance whether presently existing or hereafter procured.

         7.3 Benefits Not Assignable. Except as required by law, the right of any Participant or his or her Beneficiary to any benefit or payment under the
Plan: (a) shall not be subject to voluntary or involuntary anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or his or her Beneficiary; (b) shall not be considered an asset of the Participant or his or her Beneficiary in the event of any divorce, insolvency or bankruptcy; and (c) shall not be subject to attachment, execution, garnishment, sequestration or other legal or equitable process. In the event that a Participant or his or her Beneficiary who is receiving or is entitled to receive benefits under the Plan attempts to assign, transfer or dispose of such right, or if an attempt is made to subject said right to such process, such assignment, transfer, disposition or process shall, unless otherwise required by law, be null and void.

         7.4 Beneficiaries. A Participant may designate one or more Beneficiaries and contingent Beneficiaries to receive any benefits payable under the Plan after his or her death by delivering a written designation thereof over his or her signature to the Plan Administrator. A Participant may designate different Beneficiaries at any time by delivering a new written designation over his or her signature to the Plan Administrator. Any such designation shall become effective only upon its receipt by the Plan Administrator. The last effective designation received by the Plan Administrator shall supersede all prior designations. If a Participant fails to designate a Beneficiary, or if no designated Beneficiary survives the Participant, the Participant shall be deemed to have designated the Participant's estate as his or her Beneficiary.

                                    ARTICLE 8
                 SUSPENSION AND TERMINATION OF BENEFIT PAYMENTS

         8.1 Suspension of Benefit Payments. In the event that a Participant commences receiving a Retirement Benefit hereunder and is subsequently re-employed on a full-time basis by the Company or any of its affiliates, the payment of his or her Retirement Benefit under the Plan shall cease as of the date of his or her re-employment. After the Participant's re-employment ends and he or she again becomes eligible to receive a Retirement Benefit (determined as of the date of his or her subsequent termination of employment), then the number of months during which such Retirement Benefit is payable shall be reduced so that the Present Value of such adjusted Retirement Benefit shall equal the excess of: (a) the Present Value of the unadjusted Retirement Benefit, over (b) the Present Value of the amount previously received by the Participant as a Retirement Benefit.

         8.2 Termination of Benefit Payments. In the event that the Company terminates a Participant's employment for Cause, or in the event that a Participant who is receiving or is entitled to receive benefits hereunder violates any written agreement with the Company or any of its affiliates (including, without limitation, any written agreement relating to noncompetition or the nondisclosure of secret or confidential information or knowledge), then all rights to future benefit payments with respect to such Participant shall be forfeited and terminate.

                                    ARTICLE 9
                                 ADMINISTRATION

         9.1 Plan Administrator. The board of directors of the Principal Company shall have the responsibility for the administration of the Plan. The board of directors may, by written instruction, designate one or more persons to carry out any specified responsibilities under the Plan and may, in the same manner, revoke such delegation of responsibilities. Upon the designation of such a person or persons and the delegation of such responsibilities to him or them, all references in this Plan to "Plan Administrator" shall be deemed to refer to such person or persons.

         9.2 Powers of Plan Administrator. The Plan Administrator shall have such authority and powers as may be necessary to discharge its duties hereunder. The determination of the Plan Administrator as to any question involving the general administration and interpretation of the Plan shall be final, binding and conclusive, unless the Plan Administrator has acted in an arbitrary or capricious manner. Any discretionary actions to be taken under the Plan by the Plan Administrator shall be uniform in their nature and applicable to all persons similarly situated. Without limiting the generality of the foregoing, the Plan Administrator shall have the following powers and duties:

         (a) to construe and interpret the Plan, decide all questions of eligibility for and determine the amount and time of payment of any benefits hereunder;

         (b) to prescribe procedures to be followed by Participants and their Beneficiaries for filing applications for benefits;

         (c)      to prepare and distribute information explaining the Plan; and

         (d) to appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal counsel (who may be counsel for the Company).

         9.3 Annual Statements. At least once each year, the Plan Administrator shall provide each Participant with a statement setting forth the amount of the Retirement Benefit to which the Participant would be entitled if he or she continued to be employed until his or her Normal Retirement Date, as well as the amount of the Retirement Benefit to which he or she would be entitled if he or she terminated employment immediately.

         9.4 Facility of Payment. Whenever, in the Plan Administrator's opinion, a person entitled to receive any payment of a benefit or installment thereof hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his or her financial affairs, the Plan Administrator may issue directions that payments shall be made to another person for his or her benefit, or the Plan Administrator may direct that payments be applied for the benefit of such person in such manner as the Plan Administrator considers advisable. Any payment of a benefit or installment thereof in accordance with the provisions of this Section
9.4 shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.

         9.5 Address of Payee Unknown. If the Company is unable to make payment to any Participant or other person to whom a payment is due under the Plan because it cannot ascertain the identity or whereabouts of such Participant or other person after reasonable efforts have been made to identify or locate such person (including a notice of the payment so due mailed to the last known address of such Participant or other person shown on the records of the Company), such payment and all subsequent payments otherwise due to such Participant or other person shall be forfeited twenty-four (24) months after the date such payment first became due; provided, however, that such payment and any subsequent payments shall be reinstated retroactively, no later than sixty (60) days after the date on which the Participant or person is identified or located.

         9.6 Reliance on Professionals. To the extent permitted by law, the Company and any person to whom it may delegate any duty or power in connection with administering the Plan, and the officers and directors thereof, shall be entitled to rely conclusively upon, and shall be fully protected in any action taken or suffered by them in good faith in reliance upon, any actuary, counsel, accountant, other specialist, or other person selected by the Company, or in reliance upon any tables, valuations, certificates, opinions or reports which shall be furnished by any of them. Further, to the extent permitted by law, neither the Company, nor the officers or directors thereof, shall be liable for any neglect, omission or wrongdoing of any other agent, officer or employee of the Company. Any person claiming under the Plan shall look solely to the Company for redress.

         9.7 Payment of Expenses. All expenses incurred prior to the termination of the Plan that shall arise in connection with the administration of the Plan, including but not limited to administrative expenses, proper charges and disbursements, compensation and other expenses and charges of any actuary, counsel, accountant, specialist or other person who shall be employed by the Company in connection with the administration thereof, shall be paid by the Company.

                                   ARTICLE 10
                            BENEFIT CLAIMS PROCEDURE

         10.1 Claims for Benefits. Any claim for benefits under the Plan shall be made in writing to the Plan Administrator. If such claim for benefits is wholly or partially denied, the Plan Administrator shall, within ninety (90) days after receipt of the claim, notify the claimant of the denial of the claim. Such notice of denial: (a) shall be in writing; (b) shall be written in a manner calculated to be understood by the claimant; and (c) shall contain (i) the specific reason or reasons for denial of the claim, (ii) a specific reference to the pertinent Plan provisions upon which the denial is based, (iii) a description of any additional material or information necessary to perfect the claim, along with an explanation of why such material or information is necessary, and (iv) an explanation of the claim review procedure.

         10.2 Request for Review of Denial. Within sixty (60) days after the receipt by the claimant of a written notice of denial of the claim, or such later time as shall be deemed reasonable taking into account the nature of the benefit subject to the claim and any other attendant circumstances, the claimant may file a written request with the Plan Administrator that it conduct a full and fair review of the denial of the claim for benefits.

         10.3 Decision on Review of Denial. The Plan Administrator shall deliver to the claimant a written decision on the claim within sixty (60) days after receipt of the aforesaid request for review, except that if there are special circumstances (such as the need to hold a hearing) which require an extension of time for processing, the aforesaid sixty (60) day period shall be extended to one hundred twenty (120) days. Such decision shall: (a) be written in a manner calculated to be understood by the claimant; (b) include the specific reason or reasons for the decision; and (c) contain a specific reference to the pertinent Plan provisions upon which the decision is based.

         10.4 Mediation and Arbitration. If, after the Plan Administrator's decision following its review of a benefit denial, the Plan Administrator and the claimant continue to dispute the benefit denial based on the meaning and effect of the terms and conditions of the Plan, then the claimant may take the following actions:

         (a) Within sixty (60) days after the claimant receives notice of the Plan Administrator's decision following its review of the benefit denial, the claimant may submit the dispute to a mediator mutually agreeable to the claimant and the Plan Administrator. The mediator shall review the benefit denial and shall attempt to reach a resolution of the matter that is acceptable to both parties.

         (b) If a mediator is unable to be named or the mediator is unable to reach a mutually acceptable resolution of the matter within one hundred twenty (120) days after the claimant receives notice of the Plan Administrator's decision following its review of the benefit denial, the claimant may submit the dispute to an arbitrator mutually agreeable to the claimant and the Plan

Administrator. The arbitrator shall operate under any generally recognized set of arbitration rules. The parties hereto agree that they and their heirs, personal representatives, successors and assigns shall be bound by the decision of such arbitrator with respect to any controversy properly submitted to the arbitrator for determination.

         (c) If the parties are unable to agree to the designation of an arbitrator within one hundred eighty (180) days after the claimant receives notice of the Plan Administrator's decision following its review of the benefit denial, the claimant may submit the dispute to a board of arbitration for final arbitration. Said board shall consist of one member selected by the claimant, one member selected by the Plan Administrator and a third member selected by the first two members. The board shall operate under any generally recognized set of arbitration rules. The parties hereto agree that they and their heirs, personal representatives, successors and assigns shall be bound by the decision of such board with respect to any controversy properly submitted to the board for determination.

                                   ARTICLE 11
                                   AMENDMENT

         11.1 Right to Amend. At any time, and from time to time, the board of directors of the Principal Company, by resolutions adopted by it, may amend the Plan or change the designation of eligible Participants under the Plan; provided, however, that no amendment to the Plan which adversely affects the Accrued Benefit (or Death Benefit) of any Participant (or the Beneficiary of a deceased Participant) shall be effective without the prior unanimous written consent of the Participants (or their Beneficiaries); and provided further that, subsequent to a Change in Control, no amendment to the Plan shall be effective without the prior unanimous written consent of the Participants (or their Beneficiaries).

                                   ARTICLE 12
                                  MISCELLANEOUS

         12.1 Titles are for Reference Only. The titles in this Plan are for reference only. In the event of a conflict between a title and the content of a section, the content of the section shall control.

         12.2 Construction. The provisions of the Plan shall be construed according to the law of the State of Maine, except as such law is superceded by federal law.

         12.3 Successors. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or other transaction) of all or substantially all of the business and/or assets of the Company, to expressly assume and agree to perform the Company's obligations under the Plan in the same manner and to the same extent that the Company would be required to perform them if no such succession had taken place. Each such successor shall execute a written agreement evidencing its assumption of the Company's obligations under the Plan prior to the effective date of any such purchase, merger, consolidation or other transaction.

         12.4 No Contract. This Plan shall not be deemed to be a contract of employment with the Participant, nor shall any provision hereof restrict the right of the Company to terminate the Participant's employment.

         12.5 Beneficiaries' Rights. Wherever the rights of a Participant are stated or limited in the Plan, his or her Beneficiaries shall be bound thereby.

         12.6 Gender and Number. Where appearing in the Plan, the masculine gender shall be deemed to include the feminine gender and the singular number shall include the plural, unless the context clearly indicates to the contrary.

         Dated this          day of             , 20     .

Witness:                                            BAR HARBOR BANKSHARES

 _____________________                              By _________________________

                                                       Title:

                                                                         ANNEX A

                              SCHEDULE OF BENEFITS

         A.1 Normal Retirement Date. The Normal Retirement Date of a Participant is the first day of the month coinciding with or next following the date on which he or she reaches the age set forth below:

      Name                         Age                  Normal Retirement Date
      ----                         ---                  ----------------------
Joseph M. Murphy                   68                       October 1, 2010
Dean S. Read                       65                       July 1, 2012
Gerald Shencavitz                  65                       June 1, 2018

         A.2 Normal Retirement Benefit. The monthly Normal Retirement Benefit of a Participant is the following:

       Name                                 Monthly Normal Retirement Benefit
       ----                                 ---------------------------------
Joseph M. Murphy                                          $11,200
Dean S. Read                                              $10,458
Gerald Shencavitz                                         $ 8,583

         A.3 Accrued Benefit. The monthly Accrued Benefit of a Participant is the following:

      Name              For commencement after          Monthly Accrued Benefit
      ----              ----------------------          -----------------------
Joseph M. Murphy          December 31, 2002                   $    684
                          December 31, 2003                   $  1,597
                          December 31, 2004                   $  2,621
                          December 31, 2005                   $  3,764
                          December 31, 2006                   $  5,039
                          December 31, 2007                   $  6,457
                          December 31, 2008                   $  8,030
                          December 31, 2009                   $  9,773
                         September 30, 2010                   $ 11,200

Dean S. Read              December 31, 2002                   $  1,421
                          December 31, 2003                   $  2,012
                          December 31, 2004                   $  2,982
                          December 31, 2005                   $  4,064
                          December 31, 2006                   $  5,217
                          December 31, 2007                   $  6,551

                          December 31, 2008                   $  8,029
                          December 31, 2009                   $  9,605
                          December 31, 2010                   $  9,943
                          December 31, 2011                   $ 10,285
                          June 30, 2012                       $ 10,458

Gerald Shencavitz         December 31, 2002                   $    302
                          December 31, 2003                   $    535
                          December 31, 2004                   $    796
                          December 31, 2005                   $  1,086
                          December 31, 2006                   $  1,409
                          December 31, 2007                   $  1,768
                          December 31, 2008                   $  2,166
                          December 31, 2009                   $  2,606
                          December 31, 2010                   $  3,092
                          December 31, 2011                   $  3,629
                          December 31, 2012                   $  4,219
                          December 31, 2013                   $  4,869
                          December 31, 2014                   $  5,583
                          December 31, 2015                   $  6,366
                          December 31, 2016                   $  7,225
                          December 31, 2017                   $  8,166
                          May 31, 2018                        $  8,583

If a Participant's Early Retirement Benefit, Disability Retirement Benefit or Vested Deferred Benefit commences on a date other than the first scheduled pay date in January, the amount of the Participant's Accrued Benefit will be interpolated. For example, assume that Mr. Murphy's benefit commences on the first scheduled pay date in March, 2009. The amount of his Accrued Benefit will equal:

             $8,030 + 2/12($9,773 - $8,030) = $8,030 + $291 = $8,321